Execution Copy

Exhibit 10.7

NONCOMPETITION AND NONSOLICITATION AGREEMENT

This NONCOMPETITION and NONSOLICITATION AGREEMENT (this “Agreement”), made as of the 11th day of June, 2004, by and among Language Line, Inc., a Delaware corporation (the “Company”), Language Line Acquisition, Inc., a Delaware corporation (the “Acquiror”), and Matthew Gibbs (“Seller”).

WHEREAS, Seller owns restricted stock (the “Target Stock”) of Language Line Holdings, Inc., a Delaware corporation (the “Target”) and therefore has knowledge of and experience in the business of the Target and its Subsidiaries, including knowledge of their customers, trade secrets, employees and other confidential business information; and

WHEREAS, the Acquiror will acquire the Target by means of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger dated as of April 14, 2004 among Acquiror, the Company and the Target (the “Merger Agreement”); and

WHEREAS, Seller is receiving consideration for the Target Stock in connection with the Merger; and

WHEREAS, Acquiror desires to protect the goodwill of the Target and its Subsidiaries and their other confidential business information.

NOW THEREFORE, in consideration of the foregoing, the agreements set forth below and for other valuable consideration (the receipt of which Seller hereby acknowledges), Seller, intending to be legally bound hereby, agrees with the Company and Acquiror as follows:

1. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any Person controlling, controlled by or under common control with that Person.

“Employment Agreement” means the Employment Agreement to be entered into on the date of the Merger between the Company and the Seller.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Related Company” means the Target or any of its Subsidiaries or any predecessor of any of them.

“Subsidiary” means, as applied to any Person, any corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership or ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

“Term” means the period that begins on the date of the Merger and ends on the earlier of (i) the fifth anniversary of the date of this Agreement; and (ii) the first anniversary of the termination of the Seller’s employment pursuant to Employment Agreement.

2. Noncompetition. During the Term, Seller agrees that he will not, within North America, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including on his own behalf or on behalf of another Person) which constitutes or is engaged in the business of providing over-the-phone language interpretation services to business and governmental agencies or any other business that is competitive with all or part of the business of the Related Companies. Nothing in this Section 2 will prohibit Seller from being a passive owner of less than 5% of the outstanding stock of a corporation of any class which is publicly traded, so long as Seller has no direct or indirect participation in the business of such corporation. By initialing in the space provided below, Seller acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 2.              [initial].

3. Nonsolicitation of Employees. During the Term, Seller will not, within North America, directly or indirectly (i) induce or attempt to induce any employee or independent contractor of any Related Company to leave the employ or contracting relationship with such entity, or in any way interfere with the relationship between any such entity and any employee or full-time independent contractor thereof, or (ii) induce or attempt to induce any customer, supplier or other business relation of any Related Company to cease doing business with such entity or in any way interfere with the relationship between any such customer, supplier or other business relation and such entity. By initialing in the space provided below, Seller acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 3.              [initial].

4. Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications will be sent to each party at the address indicated for such party below:

Notices to Company or the Acquiror:

c/o ABRY Partners, LLC

111 Huntington Avenue, 30th Floor

Boston, MA 02199

Facsimile: 617-859-7205

Attention: Peggy Koenig

with a copy to:

Kirkland & Ellis LLP

Citigroup Center

153 E. 53rd Street

New York, NY 10022

Facsimile: 212-446-4900

Attention: John Kuehn

                 Heidi Matterfis

Notice to Seller, to:

Matthew Gibbs

[            ]

with a copy (which will not constitute notice to Seller) to:

Morgan, Lewis & Bockius, LLP

1701 Market Street

Philadelphia, PA 19103

Facsimile: (415) 963-5001

Attention: Joseph E. Ronan, Jr.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

5. Consent to Amendments. No modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. No other course of dealing among the parties hereto or any delay in exercising any rights hereunder will operate as a waiver by any of the parties hereto of any rights hereunder.

6. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

7. Governing Law. ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL

CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ANY SCHEDULE HERETO), EVEN THOUGH UNDER DELAWARE’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

8. Resolution of Disputes. Except as otherwise provided in this Agreement, any controversy, dispute or claim arising under or relating to this Agreement shall, at the election of the Executive or the Company, be resolved by confidential and binding arbitration, to be held in Chicago, Illinois in accordance with the rules and procedures of the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall be responsible for its own costs and expenses, including attorneys’ fees, and no Party shall be liable for punitive or exemplary damages.

9. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

10. Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede and preempt any prior understandings, agreements, or representations by or among the parties or their predecessors, written or oral, which may have related to the subject matter of this Agreement in any way.

11. Time is of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder falls upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

14. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

15. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions or other equitable relief to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

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IN WITNESS WHEREOF, this Noncompetition and Nonsolicitation Agreement has been executed as of the date and year first above written.

COMPANY:

LANGUAGE LINE, INC.

By:	/s/ C.J. BRUCATO, III
	Name:	C.J. Brucato, III
	Title:	Vice President and Secretary

ACQUIROR:

LANGUAGE LINE ACQUISITION, INC.

By:	C.J. BRUCATO, III
	Name:	C.J. BRUCATO, III
	Title:	Vice President and Secretary

SELLER:

By:	/s/ MATTHEW GIBBS
	Name:	Matthew Gibbs